Exhibit 99.1

HERTZ REPORTS FIRST QUARTER 2024 RESULTS
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“Fleet and direct operating costs weighed on this quarter’s performance,” said Gil West, Hertz chief executive officer. “We're tackling both issues - getting to the right supply of vehicles at an acceptable capital cost while at the same time driving productivity up and operating costs down. These, along with creating a superior customer experience, will be our focus as we position ourselves to take advantage of strong travel demand in this transition year. We've put the right strategy in place, and I see a clear path for Hertz to generate sustainable and higher earnings for our shareholders."

ESTERO, Fla, April 25, 2024 - Hertz Global Holdings, Inc. (NASDAQ: HTZ) ("Hertz", "Hertz Global" or the "Company") today reported results for its first quarter 2024.

OVERVIEW

•Revenue of $2.1 billion
•GAAP net loss of $186 million, a negative 9% margin, or $0.61 loss per diluted share
•Adjusted net loss of $392 million, or $1.28 loss per diluted share
•Adjusted Corporate EBITDA of negative $567 million, a negative 27% margin, driven by a $588 million increase in vehicle depreciation, of which $195 million related to EVs held for sale
•GAAP operating cash flow of $370 million; Adjusted operating cash outflow of $697 million and adjusted free cash outflow of $729 million
•Corporate liquidity of $1.3 billion at March 31, 2024

FIRST QUARTER RESULTS

First quarter revenue was $2.1 billion, up 2% from the first quarter of 2023 and reflected continued strength in rental demand. Increased demand in leisure and rideshare customer channels drove a 9% increase in transaction days. First quarter RPD of $56.68 reflected a decline of 7% year over year, which moderated to 3% in March.

In the first quarter, the Company upsized its EV disposition plan by 10,000 vehicles, for a total of 30,000 EVs intended for sale in 2024. The Company incurred a $195 million charge to vehicle depreciation to write down the EVs held for sale which were remaining in inventory at quarter-end to fair value and recognize the disposition losses on EVs sold in the period.

Vehicle depreciation in the first quarter of 2024 increased $588 million, or $339 on a per unit basis, primarily driven by deterioration in estimated forward residual values and disposition losses on ICE vehicles compared to gains in the prior year quarter. Additionally, of the $339 per unit increase, $119 was related to EVs held for sale.

Direct operating expense on a per transaction day basis in the first quarter of 2024 increased by 3% year over year reflecting inflationary pressure as well as elevated collision and damage expense. Excluding collision and damage, DOE per day was flat.

Adjusted Corporate EBITDA was negative $567 million in the quarter driven mainly by a $588 million increase in vehicle depreciation compared to the first quarter of 2023, of which $195 million related to EVs held for sale. The Company commenced a broad fleet refresh during the quarter and has revenue and cost initiatives in place to enhance the Company's future profitability.

SUMMARY RESULTS
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	Three Months Ended March 31,		Percent Inc/(Dec) 2024 vs 2023
($ in millions, except earnings per share or where noted)	2024	2023
Hertz Global - Consolidated
Total revenues	$2,080	$2,047	2%
Net income (loss)	$(186)	$196	NM
Net income (loss) margin	(9)%	10%
Adjusted net income (loss)(a)	$(392)	$126	NM
Adjusted diluted earnings (loss) per share(a)	$(1.28)	$0.39	NM
Adjusted Corporate EBITDA(a)	$(567)	$237	NM
Adjusted Corporate EBITDA Margin(a)	(27)%	12%

Average Vehicles (in whole units)	547,492	504,528	9%
Average Rentable Vehicles (in whole units)	529,232	483,288	10%
Vehicle Utilization	76%	77%
Transaction Days (in thousands)	36,854	33,787	9%
Total RPD (in dollars)(b)	$56.68	$60.85	(7)%
Total RPU Per Month (in whole dollars)(b)	$1,316	$1,418	(7)%
Depreciation Per Unit Per Month (in whole dollars)(b)	$592	$253	NM

Americas RAC Segment
Total revenues	$1,739	$1,730	1%
Adjusted EBITDA	$(488)	$261	NM
Adjusted EBITDA Margin	(28)%	15%

Average Vehicles (in whole units)	450,585	412,983	9%
Average Rentable Vehicles (in whole units)	433,823	393,512	10%
Vehicle Utilization	77%	79%
Transaction Days (in thousands)	30,560	27,879	10%
Total RPD (in dollars)(b)	$56.92	$62.08	(8)%
Total RPU Per Month (in whole dollars)(b)	$1,337	$1,466	(9)%
Depreciation Per Unit Per Month (in whole dollars)(b)	$649	$282	NM

International RAC Segment
Total revenues	$341	$317	8%
Adjusted EBITDA	$(27)	$53	NM
Adjusted EBITDA Margin	(8)%	17%

Average Vehicles (in whole units)	96,907	91,545	6%
Average Rentable Vehicles (in whole units)	95,409	89,776	6%
Vehicle Utilization	72%	72%
Transaction Days (in thousands)	6,294	5,908	7%
Total RPD (in dollars)(b)	$55.52	$55.06	1%
Total RPU Per Month (in whole dollars)(b)	$1,221	$1,208	1%
Depreciation Per Unit Per Month (in whole dollars)(b)	$326	$120	NM
NM - Not meaningful
(a)    Represents a non-GAAP measure. See the accompanying reconciliations included in Supplemental Schedule II for 2024 and 2023.
(b)    Based on December 31, 2023 foreign exchange rates.

EARNINGS WEBCAST INFORMATION
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Hertz Global's live webcast and conference call to discuss its first quarter 2024 results will be held on April 25, 2024, at 8:30 a.m. Eastern Time. The conference call will be broadcast live in listen-only mode on the Company’s investor relations website at IR.Hertz.com. If you would like to access the call by phone and ask a question, please go to https://register.vevent.com/register/BI56fe0b7f1062434abaa5ccf4ea43b795, and you will be provided with dial in details. Investors are encouraged to dial-in approximately 15 minutes prior to the call. A web replay will remain available on the website for approximately one year. The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on the Hertz website, IR.Hertz.com.

UNAUDITED FINANCIAL DATA, SUPPLEMENTAL SCHEDULES, NON-GAAP MEASURES AND DEFINITIONS
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In this earnings release, we include select unaudited financial data of Hertz Global, Supplemental Schedules, which are provided to present segment results, and reconciliations of non-GAAP measures to their most comparable GAAP measures. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout the earnings release and its rationale on the importance and usefulness of non-GAAP measures for investors and management.

ABOUT HERTZ
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The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands throughout North America, Europe, the Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide vehicle rental companies, and the Hertz brand is one of the most recognized globally. Additionally, The Hertz Corporation owns and operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit www.hertz.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
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Certain statements contained or incorporated by reference in this release, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements are identified by words such as "believe," "expect," "project," "potential," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "would," "should," "could," "forecasts," "guidance" or similar expressions, and include information concerning our liquidity, our results of operations, our business strategies, the business environment and other information. These forward-looking statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors. The Company believes these judgments are reasonable, but you should understand that these forward-looking statements are not guarantees of future performance or results, and that the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished to the SEC.

Important factors that could affect the Company's actual results and cause them to differ materially from those expressed in forward-looking statements include, among other things:
•mix of program and non-program vehicles in the Company's fleet, which can lead to increased exposure to residual value risk upon disposition;
•the potential for residual values associated with non-program vehicles in the Company's fleet to decline, including suddenly or unexpectedly, or fail to follow historical seasonal patterns;
•the Company's ability to purchase adequate supplies of competitively priced vehicles at a reasonable cost in order to efficiently service rental demand, including upon any disruptions in the global supply chain;

•the Company's ability to effectively dispose of vehicles, at the times and through the channels, that maximize the Company's returns;
•the age of the Company's fleet, and its impact on vehicle carrying costs, customer service scores, as well as on the Company's ability to sell vehicles at acceptable prices and times;
•whether a manufacturer of the Company's program vehicle fulfills its repurchase obligations;
•the frequency or extent of manufacturer safety recalls;
•levels of travel demand, particularly business and leisure travel in the U.S. and in global markets;
•seasonality and other occurrences that disrupt rental activity during the Company's peak periods, including in critical geographies;
•the Company's ability to accurately estimate future levels of rental activity and adjust the number, location and mix of vehicles used in the Company's rental operations accordingly;
•the Company's ability to implement its business strategy or strategic transactions, including the Company's ability to implement plans to support a large-scale EV fleet and to play a central role in the modern mobility ecosystem;
•the Company's ability to adequately respond to changes in technology impacting the mobility industry;
•significant changes in the competitive environment and the effect of competition in the Company's markets on rental volume and pricing;
•the Company's reliance on third-party distribution channels and related prices, commission structures and transaction volumes;
•the Company's ability to offer services for a favorable customer experience, and to retain and develop customer loyalty and market share;
•the Company's ability to maintain its network of leases and vehicle rental concessions at airports and other key locations in the U.S. and internationally;
•the Company's ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy;
•the Company's ability to attract and retain effective frontline employees, senior management and other key employees;
•the Company's ability to effectively manage its union relations and labor agreement negotiations;
•the Company's ability to manage and respond to cybersecurity threats and cyber attacks on the Company's information technology systems, or those of the Company's third-party providers;
•the Company's ability, and that of the Company's key third-party partners, to prevent the misuse or theft of information the Company possesses, including as a result of cyber attacks and other security threats;
•the Company's ability to maintain, upgrade and consolidate its information technology systems;
•the Company's ability to comply with current and future laws and regulations in the U.S. and internationally regarding data protection, data security and privacy risks;
•risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anti-corruption or anti-bribery laws and the Company's ability to repatriate cash from non-U.S. affiliates without adverse tax consequences;
•risks relating to tax laws, including those that affect the Company's ability to recapture accelerated tax depreciation and expensing, as well as any adverse determinations or rulings by tax authorities;
•the Company's ability to utilize its net operating loss carryforwards;
•the Company's exposure to uninsured liabilities relating to personal injury, death and property damage, or otherwise, including material litigation;
•the potential for adverse changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, including those related to environmental matters, optional insurance products or policies, franchising and licensing matters, the ability to pass-through rental car related expenses, or taxes, among others, that affect the Company's operations, the Company's costs or applicable tax rates;
•the Company's ability to recover its goodwill and indefinite-lived intangible assets when performing impairment analysis;
•the potential for changes in management's best estimates and assessments;
•the Company's ability to maintain an effective compliance program;
•the availability of earnings and funds from the Company's subsidiaries;
•the Company's ability to comply, and the cost and burden of complying, with ESG regulations or expectations of stakeholders, and otherwise achieve the Company's corporate responsibility goals;
•the availability of additional or continued sources of financing at acceptable rates for the Company's revenue earning vehicles and to refinance the Company's existing indebtedness, and the Company's ability to comply with the covenants in the agreements governing its indebtedness;
•the extent to which the Company's consolidated assets secure its outstanding indebtedness;
•volatility in the Company's share price, the Company's ownership structure and certain provisions of the Company's charter documents could negatively affect the market price of the Company's common stock;
•the Company's ability to implement an effective business continuity plan to protect the business in exigent circumstances;
•the Company's ability to effectively maintain effective internal control over financial reporting; and
•the Company's ability to execute strategic transactions.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date of this release, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
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CONTACTS:

Hertz Investor Relations:	Hertz Media Relations:
investorrelations@hertz.com	mediarelations@hertz.com

UNAUDITED FINANCIAL INFORMATION
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UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
(In millions, except per share data)	2024	2023
Revenues	$2,080	$2,047
Expenses:
Direct vehicle and operating	1,366	1,221
Depreciation of revenue earning vehicles and lease charges, net	969	381
Depreciation and amortization of non-vehicle assets	32	35
Selling, general and administrative	162	221
Interest expense, net:
Vehicle	141	111
Non-vehicle	75	51
Total interest expense, net	216	162
Other (income) expense, net	2	9
(Gain) on sale of non-vehicle capital assets	—	(162)
Change in fair value of Public Warrants	(86)	118
Total expenses	2,661	1,985
Income (loss) before income taxes	(581)	62
Income tax (provision) benefit	395	134
Net income (loss)	$(186)	$196

Weighted average number of shares outstanding:
Basic	305	321
Diluted	305	323
Earnings (loss) per share:
Basic	$(0.61)	$0.61
Diluted	$(0.61)	$0.61

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In millions, except par value and share data)	March 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$465	$764
Restricted cash and cash equivalents:
Vehicle	193	152
Non-vehicle	287	290
Total restricted cash and cash equivalents	480	442
Total cash and cash equivalents and restricted cash and cash equivalents	945	1,206
Receivables:
Vehicle	238	211
Non-vehicle, net of allowance of $49 and $47, respectively	975	980
Total receivables, net	1,213	1,191
Prepaid expenses and other assets	751	726
Revenue earning vehicles:
Vehicles	17,052	16,806
Less: accumulated depreciation	(2,435)	(2,155)
Total revenue earning vehicles, net	14,617	14,651
Property and equipment, net	667	671
Operating lease right-of-use assets	2,211	2,253
Intangible assets, net	2,862	2,863
Goodwill	1,044	1,044
Total assets	$24,310	$24,605
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable:
Vehicle	$632	$191
Non-vehicle	502	510
Total accounts payable	1,134	701
Accrued liabilities	883	860
Accrued taxes, net	177	157
Debt:
Vehicle	11,846	12,242
Non-vehicle	3,898	3,449
Total debt	15,744	15,691
Public Warrants	367	453
Operating lease liabilities	2,100	2,142
Self-insured liabilities	473	471
Deferred income taxes, net	620	1,038
Total liabilities	21,498	21,513
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 480,430,082 and 479,990,286 shares issued, respectively, and 305,618,038 and 305,178,242 shares outstanding, respectively	5	5
Treasury stock, at cost, 174,812,044 and 174,812,044 common shares, respectively	(3,430)	(3,430)
Additional paid-in capital	6,351	6,405
Retained earnings (Accumulated deficit)	174	360
Accumulated other comprehensive income (loss)	(288)	(248)
Total stockholders' equity	2,812	3,092
Total liabilities and stockholders' equity	$24,310	$24,605

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
(In millions)	2024	2023
Cash flows from operating activities:
Net income (loss)	$(186)	$196
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and reserves for revenue earning vehicles, net	1,070	466
Depreciation and amortization, non-vehicle	32	35
Amortization of deferred financing costs and debt discount (premium)	18	14
Stock-based compensation charges	16	21
Stock-based compensation forfeitures	(68)	—
Provision for receivables allowance	31	20
Deferred income taxes, net	(414)	(135)
(Gain) loss on sale of non-vehicle capital assets	1	(162)
Change in fair value of Public Warrants	(86)	118
Changes in financial instruments	6	108
Other	(10)	—
Changes in assets and liabilities:
Non-vehicle receivables	(36)	(50)
Prepaid expenses and other assets	(56)	(48)
Operating lease right-of-use assets	100	78
Non-vehicle accounts payable	(4)	(27)
Accrued liabilities	31	29
Accrued taxes, net	21	1
Operating lease liabilities	(100)	(84)
Self-insured liabilities	4	(18)
Net cash provided by (used in) operating activities	370	562
Cash flows from investing activities:
Revenue earning vehicles expenditures	(1,904)	(2,824)
Proceeds from disposal of revenue earning vehicles	1,233	1,206
Non-vehicle capital asset expenditures	(33)	(45)
Proceeds from non-vehicle capital assets disposed of	3	175
Return of (investment in) equity investments	(2)	—
Net cash provided by (used in) investing activities	(703)	(1,488)
Cash flows from financing activities:
Proceeds from issuance of vehicle debt	534	2,061
Repayments of vehicle debt	(892)	(1,190)
Proceeds from issuance of non-vehicle debt	935	425
Repayments of non-vehicle debt	(490)	(430)
Payment of financing costs	—	(8)
Share repurchases	—	(118)
Other	(2)	(1)
Net cash provided by (used in) financing activities	85	739
Effect of foreign currency exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(13)	11
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents during the period	(261)	(176)
Cash and cash equivalents and restricted cash and cash equivalents at beginning of period	1,206	1,418
Cash and cash equivalents and restricted cash and cash equivalents at end of period	$945	$1,242

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended March 31, 2024				Three Months Ended March 31, 2023
(In millions)	Americas RAC	International RAC	Corporate	Hertz Global	Americas RAC	International RAC	Corporate	Hertz Global
Revenues	$1,739	$341	$—	$2,080	$1,730	$317	$—	$2,047
Expenses:
Direct vehicle and operating	1,152	216	(2)	1,366	1,039	182	—	1,221
Depreciation of revenue earning vehicles and lease charges, net	876	93	—	969	349	32	—	381
Depreciation and amortization of non-vehicle assets	25	4	3	32	28	2	5	35
Selling, general and administrative	124	57	(19)	162	105	37	79	221
Interest expense, net:
Vehicle	116	25	—	141	93	18	—	111
Non-vehicle	(2)	(4)	81	75	(18)	(2)	71	51
Total interest expense, net	114	21	81	216	75	16	71	162
Other (income) expense, net	(1)	1	2	2	(1)	6	4	9
(Gain) on sale of non-vehicle capital assets	—	—	—	—	(162)	—	—	(162)
Change in fair value of Public Warrants	—	—	(86)	(86)	—	—	118	118
Total expenses	2,290	392	(21)	2,661	1,433	275	277	1,985
Income (loss) before income taxes	$(551)	$(51)	$21	(581)	$297	$42	$(277)	62
Income tax (provision) benefit				395				134
Net income (loss)				$(186)				$196

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED NET INCOME (LOSS), ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE AND ADJUSTED CORPORATE EBITDA
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended March 31,
(In millions, except per share data)	2024	2023
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share:
Net income (loss)(a)	$(186)	$196
Adjustments:
Income tax provision (benefit)	(395)	(134)
Vehicle and non-vehicle debt-related charges(b)	18	14
Restructuring and restructuring related charges(c)	32	3
Acquisition accounting-related depreciation and amortization(d)	—	—
Unrealized (gains) losses on financial instruments(e)	6	108
(Gain) on sale of non-vehicle capital assets(f)	—	(162)
Change in fair value of Public Warrants	(86)	118
Other items(g)(k)	8	14
Adjusted pre-tax income (loss)(h)	(603)	157
Income tax (provision) benefit on adjusted pre-tax income (loss)(i)	211	(31)
Adjusted Net Income (Loss)	$(392)	$126
Weighted-average number of diluted shares outstanding	305	323
Adjusted Diluted Earnings (Loss) Per Share(j)	$(1.28)	$0.39
Adjusted Corporate EBITDA:
Net income (loss)	$(186)	$196
Adjustments:
Income tax provision (benefit)	(395)	(134)
Non-vehicle depreciation and amortization	32	35
Non-vehicle debt interest, net of interest income	75	51
Vehicle debt-related charges(b)	12	10
Restructuring and restructuring related charges(c)	32	3
Unrealized (gains) losses on financial instruments(e)	6	108
(Gain) on sale of non-vehicle capital assets(f)	—	(162)
Non-cash stock-based compensation forfeitures(l)	(64)	—
Change in fair value of Public Warrants	(86)	118
Other items(g)	7	12
Adjusted Corporate EBITDA(l)	$(567)	$237
Adjusted Corporate EBITDA margin	(27)%	12%
(a)Net income (loss) margin for the three months ended March 31, 2024 and 2023 was (9)% and 10%, respectively.
(b)Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.

Supplemental Schedule II (continued)

(c)Represents charges incurred under restructuring actions as defined in U.S. GAAP, excluding impairments and asset write-downs. Also includes restructuring related charges such as incremental costs incurred directly supporting business transformation initiatives.
(d)Represents incremental expense associated with the amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.
(e)Represents unrealized gains (losses) on derivative financial instruments. In 2023, also includes the realization of $88 million of previously unrealized gains resulting from the unwind of certain interest rate caps.
(f)Represents gain on the sale of certain non-vehicle capital assets sold in March 2023.
(g)    Represents miscellaneous items. For the three months ended March 31, 2024, primarily includes certain IT-related charges, partially offset by certain litigation settlements. For the three months ended March 31, 2023, primarily includes certain IT-related charges..
(h)    The table below reconciles expenses as reported in the condensed consolidated unaudited statement of operations to adjusted expenses utilized in calculating Adjusted Pretax Income (Loss) and Adjusted Net Income (Loss), all of which are deemed non-GAAP measures:

(in millions)	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	1,366	$(6)	$1,360	1,221	$—	$1,221
Depreciation of revenue earning vehicles and lease charges, net	969	5	974	381	2	383
Depreciation and amortization of non-vehicle assets	32	—	32	35	—	35
Selling, general and administrative	162	(39)	123	221	(14)	207
Interest expense, net:
Vehicle	141	(13)	128	111	(119)	(8)
Non-vehicle	75	(10)	65	51	(8)	43
Total interest expense, net	216	(23)	193	162	(127)	35
Other income (expense), net	2	(1)	1	9	—	9
Gain on sale non-vehicle capital assets	—	—	—	(162)	162	—
Change in fair value of Public Warrants	(86)	86	—	118	(118)	—
Total	$2,661	$22	$2,683	$1,985	$(95)	$1,890
(i)    Derived utilizing a combined statutory rate of 35% and 20% for the three months ended March 31, 2024 and 2023, respectively, applied to the respective Adjusted Pre-tax Income (Loss). The increase in rate is primarily resulting from reduced EV-related tax credits anticipated to be used to decrease the Company's U.S. federal tax provision throughout 2024 based on the Company's expected purchases of electric vehicles.
(j)    Adjustments used to reconcile diluted earnings (loss) per share on a GAAP basis to Adjusted Diluted Earnings (Loss) Per Share are comprised of the same adjustments, inclusive of the tax impact, used to reconcile net income (loss) to Adjusted Net Income (Loss) divided by the weighted-average diluted shares outstanding during the period.
(k)    Also includes letter of credit fees.
(l)    Represents former CEO awards forfeited in March 2024.

Supplemental Schedule II (continued)

(m)    The table below reconciles expenses as reported in the condensed consolidated unaudited statement of operations to adjusted expenses utilized in calculating Adjusted Corporate EBITDA, both of which are deemed non-GAAP measures:

(in millions)	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	1,366	$(6)	$1,360	1,221	$—	$1,221
Depreciation of revenue earning vehicles and lease charges, net	969	5	974	381	2	383
Depreciation and amortization of non-vehicle assets	32	(32)	—	35	(35)	—
Selling, general and administrative	162	25	187	221	(14)	207
Interest expense, net:
Vehicle	141	(13)	128	111	(119)	(8)
Non-vehicle	75	(75)	—	51	(51)	—
Total interest expense, net	216	(88)	128	162	(170)	(8)
Other income (expense), net	2	(4)	(2)	9	(2)	7
Gain on sale non-vehicle capital assets	—	—	—	(162)	162	—
Change in fair value of Public Warrants	(86)	86	—	118	(118)	—
Total	$2,661	$(14)	$2,647	$1,985	$(175)	$1,810

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED OPERATING CASH FLOW
AND ADJUSTED FREE CASH FLOW
Unaudited
________________________________________________________________________________________________________________________________________________________

	Three Months Ended March 31,
(In millions)	2024	2023
ADJUSTED OPERATING CASH FLOW AND ADJUSTED FREE CASH FLOW:
Net cash provided by (used in) operating activities	$370	$562
Depreciation and reserves for revenue earning vehicles, net	(1,070)	(466)
Bankruptcy related payments (post emergence) and other payments	3	8
Adjusted operating cash flow	(697)	104
Non-vehicle capital asset proceeds (expenditures), net	(30)	130
Adjusted operating cash flow before vehicle investment	(727)	234
Net fleet growth after financing	(2)	(317)
Adjusted free cash flow	$(729)	$(83)

CALCULATION OF NET FLEET GROWTH AFTER FINANCING:
Revenue earning vehicles expenditures	$(1,904)	$(2,824)
Proceeds from disposal of revenue earning vehicles	1,233	1,206
Revenue earning vehicles capital expenditures, net	(671)	(1,618)
Depreciation and reserves for revenue earning vehicles, net	1,070	466
Financing activity related to vehicles:
Borrowings	534	2,061
Payments	(892)	(1,190)
Restricted cash changes, vehicle	(43)	(36)
Net financing activity related to vehicles	(401)	835
Net fleet growth after financing	$(2)	$(317)

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
NET DEBT CALCULATION
Unaudited
________________________________________________________________________________________________________________________________________________________

	As of March 31, 2024			As of December 31, 2023
(In millions)	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
First Lien RCF	$—	$450	$450	$—	$—	$—
Term loans	—	2,008	2,008	—	2,013	2,013
Senior notes	—	1,500	1,500	—	1,500	1,500
U.S. vehicle financing (HVF III)	10,051	—	10,051	10,203	—	10,203
International vehicle financing (Various)	1,761	—	1,761	2,001	—	2,001
Other debt	98	2	100	110	2	112
Debt issue costs, discounts and premiums	(64)	(62)	(126)	(72)	(66)	(138)
Debt as reported in the balance sheet	11,846	3,898	15,744	12,242	3,449	15,691
Add:
Debt issue costs, discounts and premiums	64	62	126	72	66	138
Less:
Cash and cash equivalents	—	465	465	—	764	764
Restricted cash	193	—	193	152	—	152
Restricted cash and restricted cash equivalents associated with Term C Loan	—	245	245	—	245	245
Net Debt	$11,717	$3,250	$14,967	$12,162	$2,506	$14,668

LTM Adjusted Corporate EBITDA(a)		(243)			561

Net Corporate Leverage		NM			4.5x
NM - Not meaningful
(a)    Reconciliation of LTM Adjusted Corporate EBITDA for the three months ended March 31, 2024 is as follows:

LTM Adjusted Corporate EBITDA:
Net income (loss) three months ended:
June 30, 2023	$139
September 30, 2023	629
December 31, 2023	(348)
March 31, 2024	(186)
LTM net income (loss)	234
Adjustments:
Income tax provision (benefit)	(591)
Non-vehicle depreciation and amortization	146
Non-vehicle debt interest, net of interest income	262
Vehicle debt-related charges	44
Restructuring and restructuring related charge	46
Unrealized (gains) losses on financial instruments	15
Non-cash stock-based compensation forfeitures	(64)
Change in fair value of Public Warrants	(367)
Other items	32
LTM Adjusted Corporate EBITDA	$(243)

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

Global RAC

	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2024	2023
Total RPD
Revenues	$2,080	$2,047
Foreign currency adjustment(a)	9	9
Total Revenues - adjusted for foreign currency	$2,089	$2,056
Transaction Days (in thousands)	36,854	33,787
Total RPD (in dollars)	$56.68	$60.85	(7)%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$2,089	$2,056
Average Rentable Vehicles (in whole units)	529,232	483,288
Total revenue per unit (in whole dollars)	$3,947	$4,254
Number of months in period (in whole units)	3	3
Total RPU Per Month (in whole dollars)	$1,316	$1,418	(7)%

Vehicle Utilization
Transaction Days (in thousands)	36,854	33,787
Average Rentable Vehicles (in whole units)	529,232	483,288
Number of days in period (in whole units)	91	90
Available Car Days (in thousands)	48,181	43,609
Vehicle Utilization(b)	76%	77%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$969	$381
Foreign currency adjustment(a)	3	2
Adjusted depreciation of revenue earning vehicles and lease charges	$972	$383
Average Vehicles (in whole units)	547,492	504,528
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$1,775	$759
Number of months in period (in whole units)	3	3
Depreciation Per Unit Per Month (in whole dollars)	$592	$253	NM
Note: Global RAC represents Americas RAC and International RAC segment information on a combined basis and excludes Corporate
NM - Not meaningful
(a)Based on December 31, 2023 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

Americas RAC

	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2024	2023
Total RPD
Revenues	$1,739	$1,730
Foreign currency adjustment(a)	—	1
Total Revenues - adjusted for foreign currency	$1,739	$1,731
Transaction Days (in thousands)	30,560	27,879
Total RPD (in dollars)	$56.92	$62.08	(8)%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$1,739	$1,731
Average Rentable Vehicles (in whole units)	433,823	393,512
Total revenue per unit (in whole dollars)	$4,010	$4,398
Number of months in period (in whole units)	3	3
Total RPU Per Month (in whole dollars)	$1,337	$1,466	(9)%

Vehicle Utilization
Transaction Days (in thousands)	30,560	27,879
Average Rentable Vehicles (in whole units)	433,823	393,512
Number of days in period (in whole units)	91	90
Available Car Days (in thousands)	39,496	35,420
Vehicle Utilization(b)	77%	79%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$876	$349
Foreign currency adjustment(a)	1	1
Adjusted depreciation of revenue earning vehicles and lease charges	$877	$350
Average Vehicles (in whole units)	450,585	412,983
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$1,947	$847
Number of months in period (in whole units)	3	3
Depreciation Per Unit Per Month (in whole dollars)	$649	$282	NM
NM - Not meaningful
(a)Based on December 31, 2023 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

International RAC

	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2024	2023
Total RPD
Revenues	$341	$317
Foreign currency adjustment(a)	8	8
Total Revenues - adjusted for foreign currency	$349	$325
Transaction Days (in thousands)	6,294	5,908
Total RPD (in dollars)	$55.52	$55.06	1%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$349	$325
Average Rentable Vehicles (in whole units)	95,409	89,776
Total revenue per unit (in whole dollars)	$3,663	$3,623
Number of months in period (in whole units)	3	3
Total RPU Per Month (in whole dollars)	$1,221	$1,208	1%

Vehicle Utilization
Transaction Days (in thousands)	6,294	5,908
Average Rentable Vehicles (in whole units)	95,409	89,776
Number of days in period (in whole units)	91	90
Available Car Days (in thousands)	8,686	8,191
Vehicle Utilization (b)	72%	72%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$93	$32
Foreign currency adjustment(a)	2	1
Adjusted depreciation of revenue earning vehicles and lease charges	$95	$33
Average Vehicles (in whole units)	96,907	91,545
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$979	$359
Number of months in period (in whole units)	3	3
Depreciation Per Unit Per Month (in whole dollars)	$326	$120	NM
NM - Not meaningful
(a)Based on December 31, 2023 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

NON-GAAP MEASURES AND KEY METRICS
___________________________________________________________________

The term “GAAP” refers to accounting principles generally accepted in the United States. Adjusted EBITDA is the Company's segment measure of profitability and complies with GAAP when used in that context.

NON-GAAP MEASURES

Non-GAAP measures are not recognized measurements under GAAP. When evaluating the Company's operating performance or liquidity, investors should not consider non-GAAP measures in isolation of, superior to, or as a substitute for measures of the Company's financial performance as determined in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share ("Adjusted EPS")

Adjusted Net Income (Loss) represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; vehicle and non-vehicle debt-related charges; restructuring and restructuring related charges; acquisition accounting-related depreciation and amortization; former CEO stock-based compensation award forfeitures; change in fair value of Public Warrants; unrealized (gains) losses on financial instruments, gain on sale of non-vehicle capital assets and certain other miscellaneous items on a pre-tax basis. Adjusted Net Income (Loss) includes a provision (benefit) for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted EPS represents Adjusted Net Income (Loss) on a per diluted share basis using the weighted-average number of diluted shares outstanding for the period. Its most comparable GAAP measure is diluted earnings (loss) per share.

Adjusted Net Income (Loss) and Adjusted EPS are important operating metrics because they allow management and investors to assess operational performance of the Company's business, exclusive of the items mentioned above that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Adjusted Corporate EBITDA represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; non-vehicle depreciation and amortization; non-vehicle debt interest, net; vehicle debt-related charges; restructuring and restructuring related charges; change in fair value of Public Warrants; unrealized (gains) losses on financial instruments; gain on sale of non-vehicle capital assets and certain other miscellaneous items.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues.

Management uses these measures as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, and analysis of investment decisions, profitability and performance trends. These measures enable management and investors to isolate the effects on profitability of operating metrics most meaningful to the business of renting and leasing vehicles. They also allow management and investors to assess the performance of the entire business on the same basis as its reportable segments. Adjusted Corporate EBITDA is also utilized in the determination of certain executive compensation. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted operating cash flow and adjusted free cash flow

Adjusted operating cash flow represents net cash provided by operating activities net of the non-cash add back for vehicle depreciation and reserves, and exclusive of bankruptcy related payments made post emergence. Adjusted operating cash flow is important to management and investors as it provides useful information about the amount of cash generated from operations when fully burdened by fleet costs.

Adjusted free cash flow represents adjusted operating cash flow plus the impact of net non-vehicle capital expenditures and net fleet growth after financing. Adjusted free cash flow is important to management and investors as it provides useful information about the amount of cash available for, but not limited to, the reduction of non-vehicle debt, share repurchase and acquisition.

The most comparable GAAP measure for adjusted operating cash flow and adjusted free cash flow is net cash provided by (used in) operating activities.

Net Fleet Growth After Financing

U.S. and International Rental Car segments Fleet Growth is defined as revenue earning vehicles expenditures, net of proceeds from disposals, plus vehicle depreciation and net vehicle financing, which includes borrowings, repayments and the change in restricted cash associated with vehicles. Fleet Growth is important as it allows the Company to assess the cash flow required to support its investment in revenue earning vehicles.

Net Non-vehicle Debt

Net Non-vehicle Debt is calculated as non-vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issuance costs associated with non-vehicle debt, less cash and cash equivalents. Non-vehicle debt consists of the Company's Senior Term Loan, Senior RCF, Senior Notes, Senior Second Priority Secured Notes, Promissory Notes and certain other non-vehicle indebtedness of its domestic and foreign subsidiaries. Net Non-vehicle Debt is important to management and investors as it helps measure the Company's corporate leverage. Net Non-vehicle Debt also assists in the evaluation of the Company's ability to service its non-vehicle debt without reference to the expense associated with the vehicle debt, which is collateralized by assets not available to lenders under the non-vehicle debt facilities.

Net Vehicle Debt

Net Vehicle Debt is calculated as vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs associated with vehicle debt, less restricted cash associated with vehicles. Restricted cash associated with vehicle debt is restricted for the purchase of revenue earning vehicles and other specified uses under the Company's vehicle debt facilities. Net Vehicle Debt is important to management, investors and ratings agencies as it helps measure the Company's leverage with respect to its vehicle assets.

Total Net Debt

Total Net Debt is calculated as total debt, excluding the impact of unamortized debt issuance costs, less total cash and cash equivalents and restricted cash associated with vehicle debt. Unamortized debt issuance costs are required to be reported as a deduction from the carrying amount of the related debt obligation under GAAP. Management believes that eliminating the effects that these costs have on debt will more accurately reflect the Company's net debt position. Total Net Debt is important to management, investors and ratings agencies as it helps measure the Company's gross leverage.

Net Corporate Leverage

Net Corporate Leverage is calculated as non-vehicle net debt divided by Adjusted Corporate EBITDA for the last twelve months. Net Corporate Leverage is important to management and investors as it measures the Company's corporate leverage net of unrestricted cash. Net Corporate Leverage also assists in the evaluation of the Company's ability to service its non-vehicle debt with reference to the generation of Adjusted Corporate EBITDA.

KEY METRICS

Available Rental Car Days

Available Rental Car Days represents Average Rentable Vehicles multiplied by the number of days in a given period.

Average Vehicles ("Fleet Capacity" or "Capacity")

Average Vehicles is determined using a simple average of the number of vehicles in the fleet whether owned or leased by the Company at the beginning and end of a given period.

Average Rentable Vehicles

Average Rentable Vehicles reflects Average Vehicles excluding vehicles for sale on the Company’s retail lots or actively in the process of being sold through other disposition channels.

Depreciation Per Unit Per Month ("Depreciation Per Unit" or "DPU")

Depreciation Per Unit Per Month represents the amount of average depreciation expense and lease charges per vehicle per month, exclusive of the impacts of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it reflects how effectively the Company is managing the costs of its vehicles and facilitates comparisons with other participants in the vehicle rental industry.

Total Revenue Per Transaction Day ("Total RPD"or "RPD"; also referred to as "pricing")

Total RPD represents revenue generated per transaction day, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it represents a measure of changes in the underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Total Revenue Per Unit Per Month ("Total RPU", "RPU" or "Total RPU Per Month")

Total RPU Per Month represents the amount of revenue generated per vehicle in the rental fleet each month, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it provides a measure of revenue productivity relative to the number of vehicles in our rental fleet whether owned or leased, or asset efficiency.

Transaction Days ("Days"; also referred to as "volume")

Transaction Days represents the total number of 24-hour periods, with any partial period counted as one Transaction Day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one Transaction Day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue-generating days.

Vehicle Utilization ("Utilization")

Vehicle Utilization represents the ratio of Transaction Days to Available Rental Car Days. This metric is important to management and investors as it is the measurement of the proportion of vehicles that are being used to generate revenues relative to rentable fleet capacity.